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                                                                       Exhibit L



                         SIDLEY AUSTIN BROWN & WOOD LLP



     CHICAGO                       875 THIRD AVENUE                    BEIJING
                               NEW YORK, NEW YORK 10022
      DALLAS                    TELEPHONE 212 906 2000                HONG KONG
                                FACSIMILE 212 906 2021
   LOS ANGELES                      www.sidley.com                     LONDON

  SAN FRANCISCO                      FOUNDED 1866                     SHANGHAI

     SEATTLE                                                          SINGAPORE

 WASHINGTON, D.C.                                                       TOKYO


                                             November 27, 2001


Corporate High Yield Fund V, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Ladies and Gentlemen:

      This opinion is being furnished in connection with the registration by Corporate High Yield Fund V, Inc., a Maryland corporation (the "Fund"), of shares of common stock, par value $0.10 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act, in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement.

      As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, the By-laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.
                                          Very truly yours,

                                          /s/ Sidley Austin Brown & Wood LLP